Exhibit 99.1

First Choice Healthcare Solutions’ Wholly-Owned Subsidiary Acquires Majority Ownership Interest in Crane Creek Surgery Center

Management to Host Shareholder Update Conference Call to Discuss Crane Creek and Strategic Partnership in Further Detail on Thursday, February 8th at 11:00 a.m. ET

MELBOURNE, Fla., Feb. 07, 2018 (GLOBE NEWSWIRE) -- First Choice Healthcare Solutions, Inc. (OTCQB:FCHS) ("First Choice" or the "Company"), a fully integrated, non-physician-owned, publicly traded healthcare delivery platform providing a full life cycle of care for patients through diagnosis, treatment and recovery, today announced that one of its wholly-owned subsidiaries, CCSC Holdings, Inc. (“CCSC Holdings”), has acquired an additional 25% ownership interest in Crane Creek Surgery Center (“Crane Creek”), bringing its total ownership interest to 65%. Additionally, CCSC Holdings has assumed management responsibility of Crane Creek and terminated the previous agreement with NueHealth. Management will host a shareholder update conference call to discuss this acquisition as well as the Company’s previously announced strategic partnership with Steward Health Care on Thursday, February 8th at 11 a.m. ET.

Crane Creek is a state-of-the-art, 18,828 square foot, AAAHC accredited ambulatory, surgical center, delivering surgical care in a convenient, comfortable outpatient environment. The facility houses four operating rooms and a medical procedure room with capacity to host 4,000 to 5,000 orthopaedic, spine, pain and general surgical procedures each year. After procedures, patients can rest and recover in a post-anesthesia care unit until they are ready to be discharged.

Chris Romandetti, President and CEO of First Choice, stated, "With the acquisition of the additional ownership that has now given us majority ownership of Crane Creek, we are focused on immediately implementing our unique delivery platform. We are pleased to announce that we have appointed Luis Allende Ruiz as Crane Creek Administer to lead the operations. Luis has extensive academic and Health Care Administration experience. He has held senior level management roles including Chief Executive Officer at various hospitals for nearly a decade and has his Master’s in Healthcare Administration. With majority ownership and trusted senior management in place, we are now in a position to implement our platform and realize the full potential of this surgical center.”

Luis Allende Ruiz, Crane Creek Administrator, stated, “It is my honor to join Crane Creek and lead the implementation of First Choice’s delivery platform that will enable the facility to capture its full market opportunity. Given my extensive career in administration and senior level management positions at various hospitals, I was immediately interested and motivated to join the team once I learned more fully how the First Choice model is revolutionizing the delivery of healthcare in the industry. It is my belief that this delivery platform will be the future of the industry and I am excited to be at the forefront with the First Choice team.”

Shareholder Update Conference Call:
Date: Thursday, February 8, 2018
Time: 11:00 a.m. ET
Domestic Dial-in number: (866) 682-6100
International Dial-in number: (404) 267-0373
Live webcast: https://www.webcaster4.com/Webcast/Page/1527/24437

About First Choice Healthcare Solutions, Inc.
Headquartered in Melbourne, Florida, First Choice Healthcare Solutions (FCHS) is implementing a defined growth strategy aimed at expanding its network of non-physician-owned medical centers of excellence, which concentrate on treating patients in the following specialties: Orthopaedics, Spine Surgery, Interventional Pain Management, Physical Therapy and other ancillary and diagnostic services in key expansion markets throughout the Southeastern U.S. Serving Florida's Space Coast, the Company's flagship integrated platform currently administers over 100,000 patient visits each year and is comprised of First Choice Medical Group, The B.A.C.K. Center and Crane Creek Surgery Center. For more information, please visit www.myfchs.com, www.myfcmg.com, www.thebackcenter.net and www.cranecreeksurgerycenter.com.

Safe Harbor Statement
Certain information set forth in this news announcement may contain forward-looking statements that involve substantial known and unknown risks and uncertainties. These forward-looking statements are subject to numerous risks and uncertainties, certain of which are beyond the control of First Choice Healthcare Solutions, Inc. Such forward-looking statements are based on current expectations, estimates and projections about the Company's industry, management beliefs and certain assumptions made by its management. Readers are cautioned that the assumptions used in the preparation of such information, although considered reasonable at the time of preparation, may prove to be imprecise and, as such, undue reliance should not be placed on forward-looking statements. Information concerning factors that could cause the Company's actual results to differ materially from those contained in these forward-looking statements can be found in the Company's periodic reports on Form 10-K and Form 10-Q, and in its Current Reports on Form 8-K, filed with the Securities and Exchange Commission. Unless required by law, the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise to reflect future events or circumstances or reflect the occurrence of unanticipated events.

Contact Information:
First Choice Healthcare Solutions, Inc.
Julie Hardesty
Phone: 321-725-0090 ext. 288
Email: IR@myfchs.com

Investor Contact:
Valter Pinto / Allison Soss
KCSA Strategic Communications
Phone: +1 (212) 896-1254/+1 (212) 896-1267
Email: FCHS@KCSA.com